AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 23rd day of February, 2016, to the Custody Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Exhibit N, the Bramshill Income Performance Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher E. Kashmerick	By: /s/ Michael R. McVoy
Name: Christopher E. Kashmerick	Name: Michael R. McVoy
Title: President	Title: Senior Vice President

Exhibit N to the Trust for Advised Portfolios Custody Agreement

Name of Series
Bramshill Income Performance Fund

Custody Services Fee Schedule at February, 2016

Annual Fee Based Upon Market Value Per Fund*
__ basis point on average daily market value of all long securities and cash held in the portfolio
Minimum annual fee per fund - __
Plus portfolio transaction fees

Portfolio Transaction Fees
▪	__– Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	__– Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	__– Option/SWAPS/future contract written, exercised or expired
▪	__– Mutual fund trade, Fed wire, margin variation Fed wire
▪	__– Physical security transaction
▪	__– Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
▪	Additional fees apply for global servicing.
▪	Sub Advised Funds - __per custody account per year
▪	__– Segregated account per year
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2 unless a line of credit is in place.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Exhibit N
Bramshill Investments, LLC
By: /s/ Stephen Selver
Printed Name and Title: Stephen Selver, Chief Executive Officer	Date: 2/23/2016

Exhibit N to the Trust for Advised Portfolios Custody Agreement

ADDITIONAL GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at February, 2016

Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____
Australia	All	____	$____
Austria	All	____	$____
Bahrain	All	____	$____
Bangladesh	All	____	$____
Belgium	All	____	$____
Benin	All	____	$____
Bermuda	All	____	$____
Botswana	All	____	$____
Brazil	All	____	$____
Bulgaria	All	____	$____
Burkina Faso	All	____	$____
Canada	All	____	$____
Cayman Islands*	All	____	$____
Channel Islands*	All	____	$____
Chile	All	____	$____
China	All	____	$____
Columbia	All	____	$____
Costa Rica	All	____	$____
Croatia	All	____	$____
Cyprus	All	____	$____
Czech Republic	All	____	$____
Denmark	All	____	$____
Ecuador	All	____	$____
Egypt	All	____	$____
Estonia	All	____	$____
Euromarkets**	All	____	$____
Finland	All	____	$____
France	All	____	$____
Germany	All	____	$____
Ghana	All	____	$____
Greece	All	____	$____
Guinea Bissau	All	____	$____
Hong Kong	All	____	$____
Hungary	All	____	$____
Iceland	All	____	$____
India	All	____	$____
Indonesia	All	____	$____
Ireland	All	____	$____
Israel	All	____	$____
Italy	All	____	$____
Ivory Coast	All	____	$____
Japan	All	____	$____
Jordan	All	____	$____
Kazakhstan	All	____	$____
Kenya	All	____	$____
Latvia	Equities	____	$____
Lebanon	All	____	$____
Lithuania	All	____	$____
Luxembourg	All	____	$____
Malaysia	All	____	$____

Country	Instrument	Safekeeping (BPS)	Transaction Fee
Mali	All	____	$____
Malta	All	____	$____
Mauritius	All	____	$____
Mexico	All	____	$____
Morocco	All	____	$____
Namibia	All	____	$____
Netherlands	All	____	$____
New Zealand	All	____	$____
Niger	All	____	$____
Nigeria	All	____	$____
Norway	All	____	$____
Oman	All	____	$____
Pakistan	All	____	$____
Peru	All	____	$____
Philippines	All	____	$____
Poland	All	____	$____
Portugal	All	____	$____
Qatar	All	____	$____
Romania	All	____	$____
Russia	Equities	____	$____
Senegal	All	____	$____
Singapore	All	____	$____
Slovak Republic	All	____	$____
Slovenia	All	____	$____
South Africa	All	____	$____
South Korea	All	____	$____
Spain	All	____	$____
Sri Lanka	All	____	$____
Swaziland	All	____	$____
Sweden	All	____	$____
Switzerland	All	____	$____
Taiwan	All	____	$____
Thailand	All	____	$____
Togo	All	____	$____
Tunisia	All	____	$____
Turkey	All	____	$____
UAE	All	____	$____
United Kingdom	All	____	$____
Ukraine	All	____	$____
Uruguay	All	____	$____
Venezuela	All	____	$____
Zambia	All	____	$____
Zimbabwe	All	____	$____

*	Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**	Tiered by market value: <$_: - bp, >$_ and <$_: - bps; >$_: - bps.
**	Euromarkets – Non-Eurobonds; Surcharges vary by local market.

*Safekeeping and transaction fees are assessed on security and currency transactions.

Exhibit N to the Trust for Advised Portfolios Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule (continued) at February, 2016

Base Fee - A monthly base fee per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: __
▪	26-50 foreign securities: __
▪	Over 50 foreign securities: __
▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged __per claim.

Out of Pocket Expenses
▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.